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                                                                  EXECUTION COPY

                                 EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 23rd day of February, 1996, is entered into by and between The G & C Foundry Company, an Ohio corporation with its principal place of business at 2806 West Monroe Street, Sandusky, Ohio 44870 (the "Company"), and Charles T. Carroll, 411 46th Street, Sandusky, Ohio 44870 (the "Employee").

    In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

    1.   TERM OF EMPLOYMENT.

         The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on February 23, 1996 (the "Commencement Date") and ending on February 23, 2001 (the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4 of this Agreement.

    2.   TITLE; CAPACITY.

         The Employee shall serve as President of the Company or in such other position, and shall have such other responsibilities, as the Company may determine from time to time. The Employee shall be based at the Company's headquarters in Sandusky, Ohio. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board of Directors of the Company.

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Company shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; PROVIDED that Employee may belong to or participate in industry and trade associations, community service organizations and any other

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not-for-profit organizations, so long as such activities do not unreasonably interfere with Employee's duties under this Agreement. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3.   COMPENSATION AND BENEFITS.

         3.1 SALARY. The Company shall pay the Employee, in bi-monthly installments, an annual base salary of $105,000 commencing on the Commencement Date. Such salary shall be subject to adjustment thereafter as determined by the Board of Directors of the Company; provided, however, that in no event shall such salary be less than $100,000 per one-year period.

         3.2 BONUS. Employee shall be entitled to an annual bonus of between 15% and 30% of Employee's annual base salary for that fiscal year based on earnings before interest, taxes and amortization of intangibles ("EBITA") set by the Company's Board of Directors annually. If the EBITA target for the fiscal year is reached, Employee shall receive 100% of his annual bonus. A minimum level of EBITA shall also be set by the Company's Board of Directors, below which no annual bonus will be paid. If EBITA is above the minimum threshold and below the EBITA target, the bonus shall be pro-rated based on the relation of actual EBITA to the EBITA target and minimum threshold. The bonus for each fiscal year during the Employment Period shall be calculated after the completion of the audit of the Company and shall be paid by the Company to Employee no later than one month after the completion of the audit of the Company; provided, however, that the bonus otherwise payable with respect to Employee's period of employment ending June 30, 1996 shall be prorated for the period from inception of this Agreement until the fiscal year-end. Each audit will be performed by the Company's independent auditors and will be completed within 90 days of the Company's fiscal year-end.

         3.3 FRINGE BENEFITS. The Employee shall be entitled to participate in all benefit programs (other than bonuses) that the Company establishes and makes generally available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. In addition, the Company shall provide:

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         (a)  Salary continuation during the time the Employee is unable to perform the essential functions of his position, with or without a reasonable accommodation, due to a mental or physical condition or illness, for up to twenty-six (26) weeks; and provided, however, that such salary continuation shall not affect the Company's right to terminate this Agreement or offer the Employee another position, in accordance with Section 4 of this Agreement; and

         (b) The insurance policy for any permanent "disability" of Employee (as defined by such policy), covering Employee immediately prior to the execution of this Agreement.

         3.4 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

         3.5 VACATION. Employee shall be entitled to vacation each year in accordance with the Company's vacation policy, during which time Employee's compensation shall continue to be paid and accrue according to the provisions of Section 3 of this Agreement.

    4.   EMPLOYMENT TERMINATION.

         Unless otherwise prohibited by law, the employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

         4.1  At the election of any party, for cause; or

         4.2  Immediately upon the death or disability of the Employee.  As used in this Agreement, the term "disability" shall mean the permanent inability of the Employee, due to a permanent physical or mental illness or condition, to perform the services contemplated under this Agreement. A determination of
"disability" shall be made by a physician satisfactory to the Company.   A
physical or mental illness or condition that is not permanent shall not be cause for termination; provided, HOWEVER, if the Employee is unable to perform the services contemplated under this Agreement due to an illness or condition, the Company, in its sole

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discretion, may offer to the Employee another position (such position may be a position with reduced status, compensation and benefits than the position currently held by Employee) with the Company. Employee may either accept such a position or terminate this Agreement in accordance with Section 5.2 hereof.

         4.3 As used in this Agreement with respect to termination by the Company, the term "cause" shall mean:

         (a) the willful and unreasonable failure or refusal or the continued and unreasonable failure or refusal (which need not be willful) by the Employee to perform his duties hereunder or carry out reasonable instructions of the Company not inconsistent with the provisions of this Agreement (other than any such failure or refusal resulting from the Employee's death or disability), which failure or refusal is not cured by the Employee within 30 days after written notice thereof by the Company; PROVIDED, that the parties do not intend mere personality differences or trivial matters to constitute "cause" for purposes of this paragraph;

         (b) the Employee's conviction of a felony by a court of competent jurisdiction. At the Company's option, the Company may cease paying any compensation or benefits under this Agreement rather than terminate this Agreement pending any appeal;

         (c) the theft, embezzlement or willful destruction or misappropriation of property or funds of the Company by the Employee;

         (d) the Employee engages in gross malfeasance; or

         (e) the breach by the Employee of any provision of this Agreement, which breach is not cured by the Employee within 30 days after written notice thereof by the Company.

    5.   EFFECT OF TERMINATION.

         5.1 TERMINATION FOR CAUSE. In the event the Employee's employment is terminated for cause pursuant to Section 4.1, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company; provided, however, that any

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such termination shall not waive any legal or equitable remedy that otherwise may be available to the party that so terminates this Agreement against the other party hereto.

         5.2 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability pursuant to
Section 4.2, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

         5.3 TERMINATION OTHER THAN FOR CAUSE. In the event that the Employee's employment is terminated by the Company other than for cause, death or disability or the expiration of this Agreement, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment with the Company plus the equivalent of six (6) months base salary as severance pay. Such severance pay shall be payable on the first day of the month following the date that Employee's employment is so terminated. Payments under this section shall not be a bar to any other claims or rights the Employee may have or pursue by virtue of this termination.

    6.   NON-COMPETE.

         (a) For a period beginning on the Commencement Date and ending one year after Employee's termination of employment with the Company or any parent corporation of the Company or any majority-owned subsidiary of the Company, the Employee will not directly or indirectly, in the State of Ohio.

              (i) as an individual proprietor, partner, trustee, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company; or

              (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their

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employment with, or otherwise cease their relationship with, the Company; or

             (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

              (iv) This Section 6 is not intended to, and will not, prevent Employee from seeking other employment in the foundry industry as long as his activities in such employment do not breach the restrictions of subsections
(i)-(iii) herein above.

         (b) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         (c) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief, and if the Company shall prevail in a legal proceeding to remedy a breach under this
Section 6, the Company shall be entitled to receive its reasonable attorney's fees, expert witness fees, and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be granted.

    7.   PROPRIETARY INFORMATION AND DEVELOPMENTS.

         7.1  PROPRIETARY INFORMATION.

              (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is

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    and shall be the exclusive property of the Company.  By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists.
    Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

              (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company. Employee agrees to return to the Company all of the Company's property containing any Proprietary Information upon the termination of Employee's employment with the Company for any reason.

              (c) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in Paragraphs (a) and (b) above, also extends to such type of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

         7.2  DEVELOPMENTS.

              (a) Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises

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    of the Company (all of which are collectively referred to in this Agreement as "Developments"). The Company shall be solely responsible for all expenses associated with registration of its rights to the Developments, except as otherwise required by law.

              (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this
    Section 7.2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

              (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments.
    Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of proprietary rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

         7.3 COMPANY'S RIGHT TO NOTIFY SUBSEQUENT EMPLOYERS. The Company may do all permissible things, and take all permissible action, necessary or advisable, in the Company's discretion, to protect its rights under this Section 7, including without limitation notifying any subsequent employer of the Employee of the existence of (and furnishing to any such employer) the provisions of this Agreement.

    8.   CHANGE OF CONTROL BENEFITS.

         (a) In the event that a Change of Control (defined below) occurs during the term of this Agreement, the Company shall pay to the Employee, or to the Estate of the Employee, as the case may be, Six Hundred Thousand Dollars ($600,000) in

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    three equal annual payments of Two Hundred Thousand Dollars ($200,000)
    commencing on the date 90 days after the consummation of the Change of Control whether or not the Employee shall continue in the employment of the Company after such Change of Control. Employee agrees that this provision provides for payments pursuant to this section for the first Change of Control to occur after the execution of this Agreement and not for any subsequent Change of Control during the term of this Agreement.
    In the event the Employee is not employed by the Company immediately prior to the Change of Control, the payments pursuant to this Section 8 shall not be due and owing.

         (b) A "Change of Control" shall be deemed to have occurred at any of the following times:

              (i) Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the Combined Voting Power of the Company's then outstanding voting securities. "Combined Voting Power" means the combined voting power of the Company's then outstanding voting securities generally entitled to vote in the election of directors; or

             (ii) Upon the approval by the shareholders of the Company of a reorganization, merger, consolidation (in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the Combined Voting Power of the reorganized, merged or consolidated company's then outstanding voting securities).

         (c)  WITHHOLDING.  Salary, bonus, payments made pursuant to this
    Section 8 and any other items of income shall be

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    subject to withholding as required by Federal, State, and local laws.

         (d) SUCCESSOR TO COMPANY. The Company shall require any successor pursuant to a Change of Control, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. In such event, the term "Company," as used in this Agreement, shall mean the Company as hereinafter defined and any successor pursuant to a Change of Control, which by reason hereof becomes bound by the terms and provisions of this Agreement.

         (e) It is specifically understood and agreed that payments in accordance with this Section 8 shall be totally independent of any other payments or benefits in this Agreement; that such payments shall be made whether or not Employee continues in the employment of the Company once the obligation arises; and that any such payments will not be considered or calculated in determining any bonus or benefits which the Employee may otherwise be entitled.

    9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

    10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

    11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by the Company and the Employee.

    12.  NO ASSIGNMENT.  This Agreement is not assignable by the Employee.

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    13.  GOVERNING LAW.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Ohio.

    14. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                        THE G & C FOUNDRY COMPANY


                        By:  /s/ Howard G. Carroll
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                        Name:  Howard G. Carroll
                        Title: Vice President-Sales

                        EMPLOYEE


                             /s/ Charles T. Carroll
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                           Charles T. Carroll

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